EXHIBIT 5.1
D E W E Y    B A L L A N T I N E    L L P
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000       FAX 212 259-6333
February 2, 2007
Illumina, Inc.
9885 Towne Centre Drive
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as counsel to Illumina, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,424,332 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued upon exercise of stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock units and other stock awards granted pursuant to the Solexa 2005 Equity Incentive Plan, the Solexa Ltd Enterprise Management Incentive Plan, the Solexa Unapproved Company Share Option Plan, the Solexa Share Option Plan for Consultants, and the Lynx Therapeutics, Inc. 1992 Stock Option Plan (collectively, the “Plans”).
We have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.
Based on the foregoing, we are of the opinion that:
1.	the issuance of the Shares under the Plans has been lawfully and duly authorized by the Company; and

2.	when the Shares have been issued and delivered in accordance with the terms of the Plans, the Shares will be legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
Dewey Ballantine llp
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